                                                                    Exhibit 24.1

                              POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Lee Tobler, Jon V. Heider and Nicholas J. Calise, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable The B.F.Goodrich Company (the "Company") to comply with the Securities Act of 1933 (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of (i) preferred securities ("QIPS") to be issued by a special-purpose trust or limited partnership, (ii) the guarantee under certain circumstances by the Company of the QIPS and (iii) junior subordinated debt to be issued by the Company in an aggregate principal amount not to exceed $126.5 million, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to one or more registration statements on Form S-3, or such other available form as may be approved by officers of the Company, and to any and all amendments, including post-effective amendments, to such registration statements, and to any and all instruments or documents filed as part of or in connection with such registration statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, the undersigned have subscribed these presents the respective date indicated.


 /s/Jeanette Grasselli Brown          5/24/95        /s/George A. Davidson, Jr.           5/25/95
- ---------------------------------------------        --------------------------------------------
            (Jeanette Grasselli Brown)                        (George A. Davidson, Jr.)
                     Director                                          Director



 /s/James J. Glasser                  5/25/95        /s/Thomas H. O'Leary                 5/25/95
- ---------------------------------------------        --------------------------------------------
             (James J. Glasser)                                   (Thomas H. O'Leary)
                  Director                                               Director




/s/John D. Ong                        5/25/95        /s/Joseph A. Pichler                 5/25/95
- ---------------------------------------------       ---------------------------------------------
               (John D. Ong)                                      (Joseph A. Pichler)
   Chairman of the Board, Chief Executive                               Director
      Officer, President and Director
       (Principal Executive Officer)


/s/Alfred M. Rankin, Jr.              5/26/95       /s/Steven G. Rolls                    5/25/95
- ---------------------------------------------       ---------------------------------------------
         (Alfred M. Rankin, Jr.)                                (Steven G. Rolls)
               Director                                    Vice President and Controller
                                                          (Principal Accounting Officer)


 /s/Ian M. Ross                       5/25/95       /s/D. Lee Tobler                      5/24/95
- ---------------------------------------------       ---------------------------------------------
               (Ian M. Ross)                                       (D. Lee Tobler)
                  Director                                     Executive Vice President
                                                                    and Director
                                                             (Principal Financial Officer)


 /s/William L. Wallace                5/26/95                                             5/  /95
- ---------------------------------------------       ---------------------------------------------
            (William L. Wallace)                                 (John L. Weinberg)
                  Director                                            Director



 /s/A. Thomas Young                   5/25/95
- ---------------------------------------------
              (A. Thomas Young)
                  Director